Exhibit 99.1
Castellum, Inc. Announces $11.6 Million Higher Sequential Revenue and Gross Profits for Q3 2024

VIENNA, Va., Nov. 04, 2024 (GLOBE NEWSWIRE) -- Castellum, Inc. ("Castellum" or the "Company") (NYSE-American: CTM), a cybersecurity, electronic warfare, and software services company focused on the federal government, announces certain highlights of its operating results for its third quarter ended September 30, 2024.

Revenue for the third quarter of 2024 was $11.6 million, up sequentially from $11.5 million and $11.3 million during the second and first quarters of 2024, respectively. Gross profit was $5.0 million compared to $4.7 million and $4.5 million during the second and first quarters of 2024, respectively.

"I’m encouraged by the momentum we are generating in 2024," said Glen Ives, President and Chief Executive Officer of the Company. "We have produced greater revenue and gross profit, quarter by quarter, but our growth is modest because it is based upon outstanding performance and execution on our current contracts. To strengthen our company and share value more significantly, our growth must come from new contract wins. Since I became CEO four months ago, our focus and priority have been to posture our company for realistic opportunities and new contract wins in 2025. Our exceptional CTM professionals bring world-class skills, talent, and experience to our customers and our vital national security mission. Together with our strong mission and technical capabilities, extensive and relevant past performance, and outstanding ability to execute on our current contracts, we have a solid foundation for growth. Moving forward, I believe our focused commitment and strategic investments to strengthen our new business growth capabilities and secure new contracts will drive significant and positive improvements in our quarterly and long-term performance.”

Castellum's full financial results for the three and nine months ended September 30, 2024, are expected to be filed on or before November 14, 2024, on Form 10-Q, available at www.sec.gov.

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - http://castellumus.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2lE of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "project," "believe," "anticipate," "shooting to," "intend," "in a position," "looking to," "pursue," "positioned," "will," "likely," "would," or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth, new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are

Exhibit 99.1
subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget; and the Company's ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives, President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
http://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/ff38729b-b1ec-428e-8b71-8162296c56e4